Prospectus

Royal Equine Alliance Corporation

1,100,000 Shares of Common Stock

Royal Equine Alliance Corporation is registering an aggregate of 1,100,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
SEE THE “RISK FACTORS” FOUND HEREIN .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0
Total	1,100,000	$55,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Royal Equine Alliance Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is August 20, 2007

  PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

BUSINESS SUMMARY

Royal Equine Alliance Corporation (“REAC” or the “Company”), a Nevada corporation, is a developmental stage company with a principal business objective of eventually acquiring horse properties and in the short term building an income stream from horse racing operations including race horse boarding, training and racing facilities, as well as revenue generation through the direct and indirect ownership of racing horses.

We currently have one officer and one director, who is the same individual. This individual devotes time to us on a part-time basis.

As of the date of this Prospectus, REAC has 4,900,000 shares of $0.001 par value common stock issued and outstanding held by 28 shareholders of record.

REAC’s administrative office is located at 269 South Beverly Drive, Suite 1222, Beverly Hills, California 90212. REAC’s corporate telephone number is (310) 882-6830.

REAC’s fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders. We are offering no shares. The selling stockholders are offering 1,100,000 shares, or 22.45%, of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The offering price of $0.05 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders. None of the proceeds will be available to Royal Equine Alliance Corporation.

Since our inception on January 10, 2006 to December 31, 2006, we did not generate any revenues and have incurred a cumulative net loss of $96,645. We believe that the $55,000 in funds that was received from unregistered sales of our common equity is sufficient to finance our efforts to become fully operational and carry us through the end of the current calendar year.

The capital raised has been budgeted to establish our basic company operations and allow time to become a fully reporting company. Upon reaching the first two milestones, i.e. fully reporting status and upon obtaining a trading symbol, Michael Schlosser, the current President will begin to devote full time to developing the company and executing the business plan. Initial priorities will include acquisition of the first REAC real estate property and developing the property consistent with the REAC business plan. Upon the acquisition of any property, additional management staff may be hired to provide on-site property management with the specific objective of maintaining high occupancy rates. We have not generated any revenues to date but intend that recurring revenues (once commenced) from the rental of stall space to horse owners will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from the horse stall rental will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Royal Equine Alliance Corporation’s Transfer Agent is 1 st Global Stock Transfer, LLC, 7341 W. Charleston Blvd., Suite 130, Las Vegas, Nevada 89117, telephone number (702) 656-4919.

Royal Equine Alliance Corporation has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, all taxes including but not limited to federal and state income taxes, attorney’s fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of REAC. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheets Data

	December 31, 2006	March 31, 2006
	(unaudited)	(unaudited)
Assets
Cash	$57,310	$57,157

Total Current Assets	$57,310	$57,157

Liability and Stockholder’s Equity

Current liability:

Accounts payable	$—	$500

Total current liability	—	500

Stockholder’s equity:

Common stock	4,900	4,900

Additional paid-in capital	149,055	149,055

(Deficit) accumulated during development stage	(96,645)	(97,298)

Total stockholder’s equity	$57,310	$57,157

Statements of Operations Data

	January 10, 2006	For the three months
	(Inception) to	ended
	December 31, 2006	March 31, 2007
	(audited)
Revenues	$—	—

Expenses	(96,645)	(653)

Net loss	$(96,645)	(653)

Weighted average common shares outstanding	4,900,000	4,900,000

Net loss per common shares outstanding	$(0.02)	(0.02)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF REAC FAILS TO FULLY IMPLEMENT ITS BUSINESS PLAN.

Royal Equine Alliance Corporation was formed on January 10, 2006. REAC has no significant demonstrable operations record upon which you can evaluate the business and its prospects. To date, we have not generated any revenues and may incur losses in the foreseeable future. REAC’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of any revenue streams, inexperienced management and lack of brand recognition. REAC cannot guarantee that it will be successful in accomplishing its objectives. If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

We are authorized to issue up to 70,000,000 shares of common stock. Presently, there are 4,900,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders’ interests.

OUR SOLE OFFICER AND DIRECTOR HAS LIMITED BUSINESS EXPERIENCE AND NO EXPERTISE MANAGING A PUBLIC COMPANY. AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of REAC’s sole officer and director, Michael Schlosser. He does not have experience related to public company management or as a principal accounting or principal financial officer. Additionally, he has limited experience related to marketing. Because of these factors, REAC may be unable to develop and implement its business plan and manage its public reporting requirements. REAC cannot guarantee it that will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE MICHAEL SCHLOSSER, AN OFFICER, SOLE DIRECTOR AND SHAREHOLDER, CONTROLS THE MAJORITY OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Michael Schlosser, who is our President, Secretary, Treasurer and sole director, beneficially owns approximately 71.43% of our outstanding common stock. As a result, this one stockholder could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES OR MARKETING.

We have not significantly commenced our planned operations and have limited sales and marketing capabilities. We cannot guarantee that we will be able to develop a significant sales and marketing plan or implement our strategic business plan. In the event we are unable to successfully execute these objectives, we may be unable to generate sufficient sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have not generated any cash flow from our operations. Unless we begin to generate sufficient revenues from the implementation of our proposed business plan to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency concerns may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

We have yet to significantly commence our planned operations. As of the date of this Prospectus, REAC has had only limited start-up operations and has generated no revenues to date. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. If REAC’s business fails, the investors in this offering may face a complete loss of their investment.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

Royal Equine Alliance Corporation is entering an arena which is a highly competitive market segment with relatively low barriers to entry. Within Canada and the United States there are numerous existing horse race training facilities and, on-site, race horse boarding at the major race track locations. There are also numerous parcels of undeveloped real estate that contain sufficient acreage and soil conditions that would permit the construction of suitable horse race training tracks and stall facilities and these facilities would provide additional completion. Some of our expected competitors include larger and more established global companies. Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition. Therefore, many of these competitors may be able to devote greater resources than REAC to sales and marketing efforts, expanding their sphere of influence and hiring and retaining key employees. There can be no assurance that our current or potential competitors will not develop or offer comparable or superior services to those expected to be offered by us. Increased competition could result in lower than expected operating margins or loss of market share, either of which would materially and adversely affect our business, results of operation and financial condition.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We principally have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for our services. Decisions about our focus and the specific services we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

WE MAY LOSE OUR OFFICER AND SOLE DIRECTOR WITHOUT EMPLOYMENT    AGREEMENTS.

Our operations depend substantially on the skills and experience of Michael Schlosser, our sole officer and our sole director. We have no other full- or part-time employees besides Mr. Schlosser. Furthermore, we do not maintain “key man” life insurance on these individuals. Without an employment contract, we may lose either or both of these individuals to other pursuits without a sufficient warning and, consequently, go out of business.

Mr. Schlosser is presently involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between REAC and other business interests. We believe that Mr. Schlosser will not consider entering a similar line of business as we conduct; however, there can be no assurance of this. REAC has not formulated a policy for the resolution of such conflicts.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We were planning on initially listing on the National Quotation Bureau’s Electronic Pink Sheets. However, DTC would not provide eligibility to the Issuer’s common stock for electronic transfer as we did not meet new issuer DTC eligibility. In order to meet DTC eligibility, we are, in this registration statement, registering our shareholders common stock for resale with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. Once our shareholders common stock is registered for resale and we are successful in obtaining fully reporting status, we will reapply for DTC eligibility. In the absence of being listed on a national stock exchange or association, no market may ever be available for investors in our common stock to sell their shares. Given the concentration of shares owned by Mr. Schlosser, we cannot guarantee that a meaningful trading market will develop. If a market ever develops for our Common Stock, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE REAC STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

A LARGE PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

A large number (3,800,000) of the presently outstanding shares of common stock (4,900,000), are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. We currently have one shareholder who owns 300,000 shares or 6.12% of the aggregate shares of common stock which were acquired on or about January 24, 2006. Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

OUR STOCK IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN LOSSES TO INVESTORS.

Our securities are characterized as microcap stock. The term “microcap stock” applies to companies with low or “micro” capitalizations, meaning the total value of the company’s stock. Microcap companies typically have limited assets. Microcap stocks tend to be low priced and trade in very low volumes. Therefore, your entire investment may be lost should REAC be unable to completely implement its business plan.

We might ultimately list on the OTC Bulletin Board® (the “OTCBB”). The OTCBB is an electronic quotation system that displays real-time quotes, last-sale prices, and volume information for many OTC securities that are not listed on the NASDAQ Stock Market or a national securities exchange. Brokers who subscribe to the system can use the OTCBB to look up prices or enter quotes for OTC securities.

Although the NASD oversees the OTCBB, the OTCBB is not part of the NASDAQ Stock Market.

Companies that trade their stocks on major exchanges and in the NASDAQ Stock Market must meet minimum listing standards. For example, they must have minimum amounts of net assets and minimum numbers of shareholders. In contrast, companies on the OTCBB or the Pink Sheets do not have to meet any minimum standards. While all investments involve risk, microcap stocks are among the most risky. Many microcap companies tend to be new and have no proven track record. Some of these companies have no assets or operations. Others have products and services that are still in development or have yet to be tested in the market. Another risk that pertains to microcap stocks involves the low volumes of trades. Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and good faith beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, Royal Equine Alliance Corporation used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. No other factors than what the selling shareholders paid for their shares was used to determine the offering price per share of this offering. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering [1]

Luxe Property Group, LLC	155,500	155,500	0	0.00%
Trailer Trash Films, LLC	5,000	5,000	0	0.00%
Arabella Films, LLC	150,000	150,000	0	0.00%
Haughty Fragrance, LLC	25,000	25,000	0	0.00%
Net Super Star, Inc.	176,000	176,000	0	0.00%
The Company, Inc.	140,000	140,000	0	0.00%
Speedy Wire, Inc.	2,000	2,000	0	0.00%
James Parker	7,000	7,000	0	0.00%
Marvin Bear	7,000	7,000	0	0.00%
Lauren Barber	7,000	7,000	0	0.00%
Beverly Hills Capital Group, LLC	100,000	100,000	0	0.00%
Big Apple Publishing, LLC	20,000	20,000	0	0.00%
Blue Bridge Investment Group, Inc.	10,000	10,000	0	0.00%
Beau Courtney	2,500	2,500	0	0.00%
Emerging Growth Stock, LLC	75,000	75,000	0	0.00%
Marilyn McMillan	5,000	5,000	0	0.00%
Nick Peronace	10,000	10,000	0	0.00%
Placetorent.com, Inc.	20,000	20,000	0	0.00%
Royal Strategic Corp.	70,000	70,000	0	0.00%
Inzberg Serieaux	8,000	8,000	0	0.00%
Natalia Shulha	10,000	10,000	0	0.00%
Mark Stever	10,000	10,000	0	0.00%
310 Holdings, Inc.	55,000	55,000	0	0.00%
Kenny Toye	5,000	5,000	0	0.00%
Westside Capital Corp.	25,000	25,000	0	0.00%

Total (26 shareholders)	1,100,000	1,100,000	0	0.00%

Notes:
1 Assumes the offering of all 1,100,000 offered in this prospectus.

The shares do not bear a restrictive legend as they were issued pursuant to a Regulation D, Rule 504 offering that was registered in the State of Nevada pursuant to NRS 90.490 (Registration by Qualification). This state provision provides for public filing and delivery to investors of a substantive disclosure document before sale as required by Regulation D, Rule 504(b)(1)(i). Additionally at the time of the Offering, as required by regulation D, Rule 504(a), our Company was not:

(1)	subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
(2)	an investment company; or
(3)
a developmental stage company that either has no specific business plan or purpose or has indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other person.

None of the selling stockholders have been known to be affiliated with Royal Equine Alliance Corporation in any capacity in the past three years. None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Plan of Distribution

Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We cannot guarantee that a meaningful trading market will develop.

If a market ever develops for our Common Stock, the trading price of REAC’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond REAC’s control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange, which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.
In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which REAC and the selling stockholders have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

Legal Proceedings

No director, officer, significant employee or consultant of Royal Equine Alliance Corporation has been, to the best of our knowledge, convicted in a criminal proceedings.

No director, officer, significant employee or consultant of Royal Equine Alliance Corporation has been, to the best of our knowledge, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of Royal Equine Alliance Corporation has been, to the best of our knowledge, convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against Royal Equine Alliance Corporation

No director, officer, significant employee or consultant of Royal Equine Alliance Corporation has, to the best of our knowledge, had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers, Promoters and Control Persons

Royal Equine Alliance Corporation’s sole director was elected by the stockholders to a term of one (1) year and serves until a successor is elected and qualified. The officers were appointed by the Board of Directors to a term of one (1) year and serve until successor(s) are duly elected and qualified, or until removed from office. The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the executive officers and sole director of REAC as of the date of this Prospectus:

Name and Address	Age	Position

Michael Schlosser c/o Royal Equine Alliance Corporation	60	President, Secretary, Treasurer and Director
269 South Beverly Drive, Suite 1122 Beverly Hills, California 90212

Mr. Schlosser has held his offices/positions since Royal Equine Alliance Corporation inception and is expected to continue to hold his offices/positions until the next annual meeting of REAC’s stockholders. At the date of this prospectus, REAC is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Mr. Schlosser is not an independent director and, although we intend to appoint additional directors, including independent directors, we have not done so as yet.

Background of Directors, Executive Officers, Promoters and Control Persons

Michael Schlosser - President, Secretary, Treasurer, and Director - Mr. Schlosser has over 30 years of practical and educational experience in the Financial Services Industry. Mr. Schlosser’s initial career training came in the insurance industry where he have held positions in underwriting, sales, sales management and auditing. Later, Mr. Schlosser worked in the investment securities industry where he owned and operated a Certified Financial Planning Practice where we worked with individual clients that owned virtually all types of businesses and had varying levels of “net-worth”. Mr. Schlosser has participated in several start-up companies, including being one of the original founders of Redmond National Bank in Redmond, Washington. During his career, Mr. Schlosser has developed over 50 training programs, written several educational text books, and personally conducted hundreds of company training programs for major banks, insurance companies and stock brokerage firms. During the past 15 years, Mr. Schlosser has conducted securities license preparation classes for individuals in the Financial Services Industry. Mr. Schlosser has worked for Securities Training Corporation for the past six years whereby he has prepared and trained numerous individuals with regards to securities exams as required by the Financial Services Industry. The license preparation classes include the Series 7 stockbroker license, the Series 4/9/10 & 24 Principal licensees, along with several “unique” licenses such as Series 3, the Commodities license and Series 86/87, the new license for analysts. In April, 2005, Mr. Schlosser was elected President of Royal Pet Meals, Inc. a publicly traded company.

Michael Schlosser - Professional and Educational Qualifications

•	Certified Financial Planner (CFP) (Inactive Status)
•	Securities licenses (Series 63, Series 7 & Series 24) (Inactive Status)
•	Chartered Property and Casualty Underwriter (CPCU)
•	Multi-line Insurance License (Life, Health, Property, Casualty)
•	Real estate agent license (Inactive Status)
•	B.S. Degree in Education
•	Registered Investment Advisor (Inactive Status)
•	Author of over 50 Insurance Continuing Education programs and 5 books.
•	Training Instructor - Clients include major Banks, Brokerage and Insurance Companies
•	Securities Training Instructor - 18 different license Programs

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolutions of such conflicts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of Royal Equine Alliance Corporation’s common stock by all persons known by REAC to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to REAC’s knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership (2)	Before Offering	After Offering (3)

Common	Michael Schlosser, President, Secretary, Treasurer, Director	3,500,000	71.43%	71.43%

	All Directors and Officers as a group (1 person)	3,500,000	71.43%	71.43%

Notes:
1	The address for Michael Schlosser is c/o REAC, 269 South Beverly Drive, Suite 1122, Beverly Hills, California 90212.
2
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3	Assumes the sale of the maximum amount of this offering (1,100,000 shares of common stock) by the selling shareholders.

Description of Securities

Royal Equine Alliance Corporation’s authorized capital stock consists of 70,000,000 shares of a single class of common stock, having a $0.001 par value per share and 5,000,000 shares of single class preferred stock, having a $0.001 par value per share.

The holders of REAC’s common and preferred stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by REAC’s Board of Directors;

2.	Are entitled to share ratably in all of REAC’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of REAC’s affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of Royal Equine Alliance Corporation’s common and preferred stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of REAC’s directors.

Cash Dividends

As of the date of this Prospectus, Royal Equine Alliance Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of REAC’s board of directors and will depend upon REAC’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of REAC not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into REAC’s business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Royal Equine Alliance Corporation’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See Page 33 for “Indemnification of Directors and Officers.”

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years

Royal Equine Alliance Corporation was incorporated in Nevada on January 10, 2006.

Please see the section titled “Recent Sales of Unregistered Securities”, herein, for our capitalization history.

Description of Business

Business Development and Summary

Royal Equine Alliance Corporation (“REAC” or the “Company”), a Nevada corporation, is a developmental stage company with a principal business objective of eventually acquiring horse properties and in the short term building an income stream from horse racing operations including race horse boarding, training and racing facilities, as well as revenue generation through the direct and indirect ownership of racing horses.

REAC has yet to commence planned strategic operations for significant exposure and growth. As of the date of this Prospectus, REAC has had only limited start-up operations and has not generated any revenues.

We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

REAC has no current intentions of engaging in a merger or acquisition with an unidentified company.

Our administrative office is located at 269 South Beverly Drive, Suite 1122, Beverly Hills, California 90212.

REAC’s fiscal year end is December 31.

Business of Issuer

Principal Services and Principal Markets

The Company has a principal business objective of eventually acquiring horse racing training properties and in the short term building an income stream from horse racing operations including race horse boarding, training and racing facilities, as well as revenue generation through the direct and indirect ownership of racing horses.

Business Summary

Royal Equine Alliance Corporation (“REAC” or the “Company”), a Nevada corporation, is a developmental stage company with a principal business objective of eventually acquiring horse properties and in the short term building an income stream from horse racing operations including race horse boarding, training and racing facilities, as well as revenue generation through the direct and indirect ownership of racing horses.

Industry Background and Competition

Race Horse owners face several problems once they acquire a race capable horse. The horse must be housed in a facility where the horse will be cared for, properly fed, exercised on a regular basis and carefully trained, virtually year round, on a suitable oval race track. While these duties are generally conducted under the direction of an experienced horse trainer who has been hired by the owner, it is incumbent that the trainer has a facility that can provide the environment for attention to all of these horse training needs.

Real Estate Plan

The Company intends to create a “mini-warehouse” that will be filled with stalls for boarding horses and each stall is intended to generate rental income. In addition, , REAC may have the ability to generate revenues from numerous other sources - for example, horse transportation service, providing training/management, trailer sales, etc.

We currently do not own or lease any of the facilities that we intend to make use of for purposes of implementing the plans disclosed in this plan. We have not, to date, made any definitive relations with trainers and/or race horse owners who are interested in contracting with us for use of the mini-warehouse facility referenced.

REAC’s initial planned facility is projected to have between 50 and 200 total horses. REAC intends to provides stall space for a fee. The individual horse owners are responsible for other animal costs and they pay for all of the costs associated with horse ownership (food, vet, insurance, farrier, training, transportation etc.).

Business Model

REAC has been formed to eventually build real estate equity and create an income stream from potential REAC properties, racing operations, and trainers. Furthermore, the REAC business modal anticipates creating a network of REAC owned properties that are designed to develop the various profit potentials offered in several areas of the “horse racing arena”. As REAC continues to grow, the Company plans to create a branded name of horse boarding/training/racing facilities through the direct ownership of these facilities. To provide additional value to the company, the REAC plans to eventually offer investment partnership interests whereby potential future investors can take direct ownership in a portfolio of horses and participate directly in the purse winnings of those horses. In many cases these same horses will be stabled at REAC properties and trained by REAC Trainers.

REAC plans primarily to be a real estate based enterprise and intends to take advantage of the three main areas of horse ownership and thus may be divided into three primary divisions. Since each type of horse competition requires that the owner utilize a specific type of training facility, REAC may obtain properties in any or all of the following three areas of horse racing:

a.	Standardbred (Harness) Racing: Jockey rides in a two wheeled racing cart behind the horse.

b.	Thoroughbred Racing: Jockey rides on top of horse

c.	Hunter - Jumper Competition Horses: Arena rider/horse competition

Strategic Plans and Corporate Objectives

REAC management plans to aggressively implementits business plan by acquiring suitable properties throughout North America and duplicating its operations over the next two fiscal years. The acquisition plan will be on a high growth schedule dependent on the use of REAC equity to complete such transactions. The ideal property will be one that has an existing horse barn/stable operation and whose size would be about 40 to 100 acres, with a portion of the property located on flat terrain. Also, the property must contain the proper soil conditions for creation of an on-site race/training track. Proper soil conditions are imperative as they lower the cost of track construction and make the track much easier to maintain during periods of adverse weather conditions.

REAC management feels that to develop the brand name, each REAC facility must be a premier first class property. Since many horse owners are very concerned about the treatment of their animals, it is important to present an “arena” of total comfort to the owner. This will be accomplished by both the physical appearance of the facility, the skill level of the REAC trainers, on-site amenities, frequent email reports to owners on training progress, racing results, supplements used, etc.

Current and all future REAC management and personnel have been entrusted with the specific goal of operating each and every facet of the total operation in accordance to REAC standards.

In addition, it is anticipated that, depending upon the location, every new facility may offer on-site amenities such as (a) tack store, (b) farrier facilities, (c) vet office, (d) café/bar operation. Each of these operations will be non-REAC owned business, but each area may generate additional rental income from leasing space to the individual business operators.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

At this time we will not procure any raw materials and have no need for any principal suppliers as we do not produce a tangible product per se. Our company is a service oriented company.

However, REAC management intends to evaluate and where possible, offer horse owners, on-site, access to many of the supplies, foods, vitamins, supplements, hay, straw and other consumable products utilized in the training of a race horse and involved in a stable operation. This area has the potential to develop as an additional source of revenues for the company.

Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations with the possible exception of local business licenses, if applicable.

Effect of existing or probable government regulations

Royal Equine Alliance Corporation is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of total employees and number of full time employees

Royal Equine Alliance Corporation is currently in the development stage. During the development stage, we plan to rely exclusively on the services of our officers and director to set up our business operations.

Currently, Michael Schlosser, our President, is the only person providing a time commitment to the company on a part-time basis and expects to devote a minimum of 15 hours per week to our operations. Mr. Schlosser is prepared to dedicate additional time, as needed. At this time, there are no full- or part-time employees. We do not expect to hire any additional employees over the next 12 months, although the possibility does exist that administrative staff may be required should sufficient business develop.

Reports to Security Holders

1.	After this offering, Royal Equine Alliance Corporation will furnish its shareholders with audited annual financial reports certified by REAC’s independent accountants.

2.
After this offering, REAC will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.
The public may read and copy any materials REAC files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management’s Discussion and Plan of Operation

Royal Equine Alliance Corporation was incorporated in the State of Nevada on January 10, 2006. REAC is a startup and has not yet realized any revenues. Our efforts, to date, have focused primarily on the development and implementation of our business plan. No development-related expenses have been or will be paid to affiliates of REAC.

During the period from inception through March 31, 2007, we generated no revenues of and incurred a net loss of $96,798. The cumulative net loss was attributable solely to general and administrative expenses related to the costs of start-up operations.

Our officer and director believes that our cash on hand as of March 31, 2007 in the amount of $857,157 is sufficient to maintain our current minimal level of operations for current calendar year.

If we do not generate sufficient revenues to meet our expenses over the next 12 months, or if we need additional capital to acquire real estate properties, we may need to raise additional capital. We intend to seek access to capital through the issues of debt securities or through issuing additional capital stock in exchange for cash, in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Since our incorporation, we have raised a total of $153,595 through private sales of our common equity. In January 2006, we issued 3,500,000 shares of our common stock to Michael Schlosser, an officer and director, in exchange for services and cash. Additionally, in May and June 2006, we sold an aggregate of 1,100,000 shares of our common stock to 26 unrelated third parties for cash proceeds of $55,000. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

	Amount Allocated	Amount Expended	Estimated Completion

General working capital	$8,190	None	Use as Needed
Marketing and advertising activities	$20,000	None	Use as needed
Travel	$5,000	None	Use as needed
Office expenses	$6,000	None	Use as needed
Employees-General administrative staff	$7,500	None	Use as needed
Offering expenses	$8,310	$8,310	Completed

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing a personal local presence is critical to reaching a broad consumer base, including web based contacts. We intend to develop a comprehensive website to offer information about our company and provide contact information. We will update the website as time and financial assets allow. The website will be primarily for contact information and some general information about the company. It will serve as our secondary method of generating service contracts.

We have allocated $8,190 of the proceeds toward a reserve of general working capital.

We have allocated $20,000 of the proceeds raised in the private placement to finance our marketing activities. We have not sought to implement any significant marketing scheme and consequently have no marketing or sales initiatives or arrangements in development or effect.

We have allocated $5,000 towards travel in the exploration of assets to purchase.

We have budgeted $6,000 towards general office expenses.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and director appear sufficient at this time. However, the possibility does exist that administrative staff and services may be required. Consequently $7,500.00 was allocated for such support.

Mr. Schlosser, an officer and director, recognizes that we are required to continuously file reports with the SEC and any exchange we may be listed on, and understands the resultant increased costs of being a public reporting company. Mr. Schlosser believes that investors are more agreeable to invest in a company that intends to become a public company rather than to remain private with no foreseeable exit strategy for shareholders. Thus, Mr. Schlosser raised capital in the Regulation D, Rule 504 offering which was completed in June 2006 with the intention of Royal Equine Alliance Corporation becoming a public reporting company. Our private investors held no influence on the decision to become a public company.

In addition, Mr. Schlosser believes that one benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur any significant research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

REAC’s uses the mailing address of 269 South Beverly Drive, Suite 1122, Beverly Hills, California 90212. REAC is not leasing a physical office space at this time in order to maintain a better control of recurring costs.
It is anticipated that as REAC executes the business plan, upon the acquisition of a horse race training facility, an on-site REAC business office will be established.

We believe that this arrangement is suitable and most cost-effective at this time. We also believe that we will not need to lease any facilities, other than those already discussed for the foreseeable future. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In January 2006, REAC issued 3,500,000 shares of $0.001 par value common stock to Michael Schlosser, an officer and director, in exchange for services and cash.

Market for Common Equity and Related Stockholder Matters

Market Information

The Issuer was planning on initially listing on the National Quotation Bureau’s Electronic Pink Sheets. However, DTC would not provide eligibility to the Issuer’s common stock for electronic transfer. On its website, DTC provides information regarding new issuer DTC eligibility. Generally, the only security issues that may be made eligible for DTC’s book-entry delivery services are those that either: (a) have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended; (b) are exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions; or (c) are eligible for resale pursuant to Rule 144A or Regulation S (and otherwise meet DTC’s eligibility criteria). While we believe that our common stock presently falls under item (b) in that the shares we are presently registering were issued in a manner that was exempt from registration pursuant to a Securities Act exemption that does not involve transfer or ownership restrictions. However, in order to fully satisfy the DTC eligibility requirements, we are registering the selling shareholders’ shares of common stock for resale pursuant to the Securities Act of 1933 and become a permanently reporting company under the Securities Exchange Act of 1934, as amended. Once we have accomplished these objectives, we will reapply for listing on the OTCBB .

As of the date of this Prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of REAC.

2.
There are currently 4,900,000 shares of common stock outstanding, of which 3,800,000 are currently restricted from resale pursuant to Rule 144 under the Securities Act. Of the total outstanding 4,600,000 shares, we are currently registering 1,100,000 shares on behalf of the Selling Shareholders for resale.

3.
In the future, all 3,800,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

4.	Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, REAC has 4,900,000 shares of $0.001 par value common stock issued and outstanding held by 28 shareholders of record. REAC’s Transfer Agent is 1 st Global Stock Transfer, LLC, 7341 W. Charleston Blvd., Suite 130, Las Vegas, NV 89117, telephone number (702) 656-4919.

Dividends

REAC has never declared or paid any cash dividends on its common stock. For the foreseeable future, REAC intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including REAC’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

2006-2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Schlosser	2006	__	__	3,500*	__	__	__	__	__
CEO, CFO Director	2007	__	__	__	__	__	__	__	__

*In January 2006, we issued 3,500,000 shares of our common stock to Michael Schlosser, our founding shareholder and the sole officer and director, in exchange for services and cash.

There are no existing or planned option/SAR grants.

REAC does not have an employment agreement with Michael Schlosser, its sole officer and director.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Financial Statements

a) Audited Financial Statements as of December 31, 2006

(Beginning on the following page)

ROYAL EQUINE ALLIANCE CORPORATION

FINANCIAL STATEMENTS

December 31, 2006

C O N T E N T S

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Royal Equine Alliance Corporation
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Royal Equine Alliance Corporation (a development stage company) as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on January 10, 2006 through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royal Equine Alliance Corporation (a development stage company) as of December 31, 2006 and the results of its operations and its cash flows for the period from inception on January 10, 2006 through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Moore & Associates Chartered
Moore & Associates Chartered
Las Vegas, Nevada
March 6, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

ROYAL EQUINE ALLIANCE CORPORATION
Balance Sheet
(A Development Stage Company)

ASSETS

December 31,
2006

CURRENT ASSETS

Cash	$57,310

Total Current Assets	57,310

TOTAL ASSETS	$57,310

The accompanying notes are an integral part of these financial statements.

ROYAL EQUINE ALLIANCE CORPORATION
Balance Sheet (Continued)
(A Development Stage Company)

LIABILITIES AND STOCKHOLDERS’ EQUITY

December 31,
2006

CURRENT LIABILITIES

Accounts payable and accrued expenses	$ $-

Total Current Liabilities	-

LONG-TERM LIABILITIES	-

Total Liabilities	-

STOCKHOLDERS’ EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares
authorized: no shares issued and outstanding	-
Common stock: $0.001 par value, 70,000,000 shares
authorized; 4,900,000 shares issued and outstanding	4,900
Additional paid-in capital	149,055
Accumulated deficit	(96,645)

Total Stockholders’ Equity	57,310

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,310

The accompanying notes are an integral part of these financial statements.

ROYAL EQUINE ALLIANCE CORPORATION
Statement of Operations
(A Development Stage Company)

From Inception on
January 10, 2006 through
December 31, 2006

REVENUE	$-

EXPENSES	96,645

LOSS FROM OPERATIONS	(96,645)

INCOME TAX EXPENSE	-

NET LOSS	$(96,645)

BASIC LOSS PER SHARE
Loss per share	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	4,900,000

The accompanying notes are an integral part of these financial statements.

ROYAL EQUINE ALLIANCE CORPORATION
Statement of Cash Flows
(A Development Stage Company)

				Additional
	Common Stock			Paid-in	Accumulated
	Shares	Amount		Capital	Deficit

Balance, January 10, 2006	-	$	$-	$ $-	$ $-

Common shares issued for cash at
$0.03 per share	3,800,000		3,800	95,155	-

Common shares issued for cash at
$0.05 per share	1,100,000		1,100	53,900	-

Net loss for the period ended
December 31, 2006	-		-	-	(96,645)

Balance, December 31, 2006	4,900,000		$4,900	$149,055	$(96,645)

From Inception on
January 10, 2006 through
December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(96,645)
Adjustments to reconcile net loss to net cash used
by operating activities:	-

Changes in operating assets and liabilities:	-

Net Cash Used by Operating Activities	(96,645)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	153,955

Net Cash Provided by Financing Activities	153,955

NET CHANGE IN CASH	57,310

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$57,310

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

Interest paid	$-
Income taxes paid	$-

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:	$-

The accompanying notes are an integral part of these financial statements.

NOTE 1 - NATURE OF ORGANIZATION

a. Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on January 10, 2006 with a principal business objective of investing in and developing all types of businesses related to the equine industry. The Company has not realized any revenues to date and therefore is classified as a development stage company.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years. Depreciation is computed using the straight-line method when the assets are placed in service.

c. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

d. Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At December 31, 2006, the Company’s bank deposits did not exceed the insured amounts.

NOTE 1 - NATURE OF ORGANIZATION (Continued)

j.	Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on January 10, 2006
Through December 31, 2006

Loss (numerator)	$(96,645)
Shares (denominator)	4,900,000

Per share amount	$(0.02)

k.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2006:

2006

Deferred tax assets:
NOL Carryover	$37,692

Deferred tax liabilities:	-

Valuation allowance	(37,692)

Net deferred tax asset	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended December 31, 2006 due to the following:

2006

Book Income	$(37,692)
Valuation allowance	37,692

$-

NOTE 1 - NATURE OF ORGANIZATION (Continued)

l. Income Taxes (continued)

At December 31, 2006, the Company had net operating loss carryforwards of approximately $96,500 that may be offset against future taxable income through 2026. No tax benefit has been reported in the December 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 2 -	GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no and has generated significant losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and developing a consistent source of revenues. Management’s plans include of investing in and developing all types of businesses related to the equine industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

MOORE & ASSOCIATES, CHARTERED ACCOUNTANTS AND ADVISORS PCAOB REGISTERED

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Royal Equine Alliance Corporation

We have reviewed the accompanying balance sheet of Royal Equine Alliance Corporation as of March 31, 2007, and the related statements of operations, retained earnings, and cash flows for the three months then ended, in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Royal Equine Alliance Corporation

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The financial statements do not include any adjustments that might result from any uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
July 5, 2007

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

ROYAL EQUINE ALLIANCE CORPORATION
(a Development Stage Company)
Balance Sheet
(Unaudited)

March 31,
Assets	2007

Current Assets
Cash and cash equivalents	$57,157
Total current assets	57,157

TOTAL ASSETS	$57,157

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$500
Total current liabilities	500

Stockholders' Equity
Preferred stock: $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-
Common stock: $0.001 par value; 70,000,000 shares authorized: 4,900,000 shares issued and outstanding	4,900
Additional paid in capital	149,055
Accumulated deficit	(97,298)
Total stockholders' equity	56,657

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$57,157

The accompanying notes are an integral part of these financial statements

ROYAL EQUINE ALLIANCE CORPORATION
(a Development Stage Company)
Statements of Operations
(Unaudited)

			From Inception
	For the Three	For the Three	January 10, 2006
	Months Ended	Months Ended	Through
	March 31, 2007	March 31, 2006	March 31, 2007

Revenues, net	$-	$-	$-
Cost of Sales	-	-	-
Gross Margin	-	-	-

Operating Expenses
General and administrative	653	81,404	97,298
Total Operating Expenses	653	81,404	97,298

Net Loss	$(653)	$(81,404)	$(97,298)

Basic Loss per Share	$(0.00)	$(0.02)
Weighted Average Shares Outstanding	4,900,000	4,900,000

The accompanying notes are an integral part of these financial statements

ROYAL EQUINE ALLIANCE CORPORATION
(a Development Stage Company)
Statements of Stockholders' Equity
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 10, 2006	-	$-	-	$-	$-	$-	$-

Common stock issued for cash at $0.03 per share	-	-	3,800,000	3,800	95,155	-	98,955
Common stock issued for cash at $0.05 per share	-	-	1,100,000	1,100	53,900	-	55,000
Net loss for the year ended December 31, 2006	-	-	-	-	-	(96,645)	(96,645)

Balance, December 31, 2006	-	-	4,900,000	4,900	149,055	(96,645)	57,310
Net loss for the three months ended March 31, 2007	-	-	-	-	-	(653)	(653)

Balance, March 31, 2007	-	$-	4,900,000	$4,900	$149,055	$(97,298)	$56,657

The accompanying notes are an integral part of these financial statements

ROYAL EQUINE ALLIANCE CORPORATION
(a Development Stage Company)
Statements of Cash Flows
(Unaudited)

			From Inception
	For the Three	For the Three	January 10, 2006
	Months Ended	Months Ended	Through
	March 31, 2007	March 31, 2006	March 31, 2007
Cash Flows from Operating Activities:
Net Loss	$(653)	$(81,404)	$(97,298)
Adjustments to reconcile to cash flows
from operating activities:
Depreciation	-	-	-
Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable	500	-	500
Net Cash Used In Operating Activities	(153)	(81,404)	(96,798)

Cash Flows from Investing Activities:
Purchase of property and equipment	-	-	-
Net Cash Used In Investing Activities	-	-	-

Cash Flows from Financing Activities:

Proceeds from sale of common stock	-	98,955	153,955
Net Cash Provided by Financing Activities	-	98,955	153,955

Net Increase (Decrease) in Cash and Cash Equivalents	(153)	17,551	57,157
Cash and Cash Equivalents at Beginning of Period	57,310	-	-
Cash and Cash Equivalents at End of Period	$57,157	$17,551	$57,157

The accompanying notes are an integral part of these financial statements

ROYAL EQUINE ALLIANCE CORPORATION
(A Development Stage Company)
Notes to the Financial Statements

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2007 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2006 audited financial statements. The results of operations for the period ended March 31, 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues. Management’s plans include of investing in and developing all types of businesses related to the equine industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

Royal Equine Alliance Corporation

The date of this Prospectus is August 20, 2007